Schedule 14(a) Information

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[X]      Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Rule 14a-11(c)or Rule 14a-12

                         Affinity Technology Group, Inc.
                  (Name of Registrant as Specified in Charter)

            ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)      Title of each class of securities to which transaction
                  applies:
                  ------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:
                  ------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):______
         (4)      Proposed maximum aggregate value of transaction:
                  ------------------------------------------------
         (5)      Total fee paid:
                  ------------------------------------------------

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box is any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
                  ------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:
                  ------------------------------------------------
         (3)      Filing Party:
                  ------------------------------------------------
         (4)      Date Filed:
                  ------------------------------------------------

                                     [Logo]

                                 April 28, 1999



Dear Stockholders of Affinity Technology Group, Inc.:

         On behalf of the Board of Directors of Affinity Technology Group, Inc., it is my pleasure to invite you to attend the 1999 Annual Meeting of Stockholders of Affinity Technology Group, Inc., to be held at the Columbia Museum of Art, at the corner of Main and Hampton Streets, Columbia, South Carolina, on Friday, May 28, 1999, at 10:00 a.m., local time.

         The principal business of the meeting will be the election of directors, the consideration of two proposed amendments to our stock option plan and the ratification of the appointment of independent auditors. In addition, we plan to review the Company's business during the past year and our outlook for the current year.

         This booklet, which contains the Notice of Annual Meeting and the Proxy Statement, describes the business to be transacted at the meeting and provides certain other information about the Company and its directors and executive officers which you should consider when voting your shares.

         It is important that your shares be represented at the meeting, whether or not you plan to attend. In order to be certain that your shares will be voted at the meeting, please complete, date and sign the accompanying proxy card and return it in the enclosed postage prepaid envelope, which requires no postage if mailed in the United States.

         I look forward to seeing you at the meeting.

                                Very truly yours,
                                /s/ R. Murray Smith
                                R. Murray Smith
                                President and Chief Executive Officer

                         AFFINITY TECHNOLOGY GROUP, INC.
                          1201 Main Street, 20th Floor
                                   Suite 2080
                               Columbia, SC 29201


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Affinity Technology Group, Inc.:

         The Annual Meeting of the Stockholders of Affinity Technology Group, Inc. (the "Company"), will be held at the Columbia Museum of Art, at the corner of Main and Hampton Streets, Columbia, South Carolina, on Friday, May 28, 1999, at 10:00 a.m. Eastern Daylight Saving Time, for the following purposes:

         o         To elect six members to the Board of Directors;

         o To consider and vote upon a proposal to amend the 1996 Stock Option Plan of Affinity Technology Group, Inc. (the "1996 Option Plan"), to increase the number of shares issuable thereunder from 1,900,000 shares to 2,900,000;

         o To consider and vote upon a proposal to amend the 1996 Option Plan to permit participation by non-employee directors in the 1996 Option Plan;

         o To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1999; and

         o To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 1, 1999, as the record date for the determination of stockholders entitled to vote at the meeting. Accordingly, only stockholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

         A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the principal executive offices of the Company at 1201 Main Street, Suite 2080, Columbia, South Carolina.

                                 By order of the Board of Directors:
                                 /s/ R. Murray Smith
                                 R. Murray Smith
                                 President and Chief Executive Officer

         You are urged to complete, date and sign the accompanying proxy card and to return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

April 28, 1999

1



                               GENERAL INFORMATION
Proxy Solicitation

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Affinity Technology Group, Inc. (the "Company"), of proxies to be voted at the 1999 Annual Meeting of Stockholders of the Company to be held at the Columbia Museum of Art, at the corner of Main and Hampton Streets, Columbia, South Carolina, on Friday, May 28, 1999, at 10:00 a.m. Eastern Daylight Saving Time. The entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in doing so. Personal solicitations may be conducted by directors, officers and employees of the Company. This Proxy Statement and accompanying proxy card will be mailed to stockholders on or about April 28, 1999.

Voting Procedures

         The Company's common stock, par value $0.0001 per share ("Common Stock"), is the only outstanding voting security of the Company. Holders of record of the Common Stock at the close of business on April 1, 1999, are entitled to vote at the Annual Meeting and are entitled to one vote for each share held. At the close of business on April 1, 1999, there were 29,499,673 shares of Common Stock outstanding.

         Under Article II, Section 6 of the Amended and Restated By-Laws of the Company (the "By-Laws"), the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. The By-Laws further provide that if a quorum is initially present, the stockholders of the Company may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting a quorum for the meeting. Abstentions, shares that are withheld as to voting with respect to one or more of the nominees for director and shares held by a broker, as nominee, that are voted at the discretion of such broker on any matter will be counted in determining the existence of a quorum.

         Under the Company's By-Laws, directors are elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Shares that are withheld as to voting with respect to a nominee for director will not be treated as votes cast with respect to the election of directors. The proposals to approve the amendments to the 1996 Stock Option Plan of Affinity Technology Group, Inc. (the "1996 Option Plan"), and the proposal to ratify the appointment of independent auditors for the year ending December 31, 1999, will be approved if they receive the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. For such purposes, abstentions will be treated as shares present and entitled to vote and, consequently, will be treated as a vote against such proposals. However, shares held of record by a broker, as nominee, that are not voted on such proposals will not be treated as shares present and entitled to vote on such proposals and, accordingly, will not affect the outcome of such proposals.

Voting of Proxies

         The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by the Secretary of the Company prior to the meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for the election of the persons nominated to serve as the directors of the Company named in this Proxy Statement, for the proposal to amend the 1996 Option Plan to increase the number of shares issuable thereunder from 1,900,000 to 2,900,000, for the proposal to amend the 1996 Option Plan to permit non-employee directors to participate in the plan, for the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1999, and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the meeting or any adjournment thereof. Any stockholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by attending the meeting and giving notice of his or her intention to vote in person or by executing and delivering to the Company a proxy bearing a later date.

17

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of April 1, 1999, by: (i) each director and nominee for director of the Company; (ii) each executive officer of the Company named under the caption "Executive Compensation--Summary Compensation Table," below; (iii) each person who is known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock (a "five percent stockholder"); and (iv) all directors and executive officers as a group. Except as set forth in the footnotes to the table below, each of the stockholders identified in the table below has sole voting and investment power over the shares beneficially owned by such person. Except as noted in the footnotes to the following table, the address of each five percent stockholder is 1201 Main Street, 20th Floor, Suite 2080, Columbia, South Carolina, 29201.


                                                                                                       Percent of
                                                                               Number of Shares       Outstanding
DIRECTORS AND EXECUTIVE OFFICERS                                              Beneficially Owned      Shares Owned
--------------------------------                                              ------------------      ------------
Jeff A. Norris (1)                                                                   8,607,392             29.2%
Alan H. Fishman (2)(3)                                                               2,767,077              9.4%
Peter R. Wilson (3)                                                                    434,099              1.5%
Robert M. Price (2)(3)                                                                 248,691              *
R. Murray Smith (4)                                                                    157,500              *
Edward J. Sebastian (2)(3)(5)                                                          148,574              *
Terrence J. Sabol, Sr. (6)                                                              80,300              *
John D. Rogers (7)                                                                      51,340              *
Joseph A. Boyle (8)                                                                     21,500              *
Paul E. Adams                                                                                -              -

Directors and executive officers as a group (10 persons) (10)                       12,516,473             42.4%

OTHER FIVE PERCENT STOCKHOLDERS
Carolina First Corporation (10)                                                      5,999,706             20.3%
shapeType20fFlipH0fFlipV0shapePath4fFillOK0fFilled0fArrowheadsOK1

*     Indicates less than one percent.
(1) Includes 2,650,000 shares of Common Stock held by the Norris Family Limited Partnership and 95,400 shares of Common Stock held by the J&L Extended Family Limited Partnership.
(2) Includes 8,480, 8,480 and 6,360 shares of Common Stock issuable upon the exercise of options granted under the 1995 Stock Option Plan of Affinity Technology Group, Inc.(the "1995 Option Plan"), to Messrs. Fishman,
      Price and Sebastian, respectively.
(3) Includes 20,699 shares of Common Stock issuable upon the exercise of options granted under the Non-employee Directors' Stock Option Plan of Affinity Technology Group, Inc. (the "Directors' Option Plan"), to each of Messrs. Fishman, Price, Sebastian and Wilson.
(4) Includes 150,000 shares of Common Stock issuable upon the exercise of options, of which 100,000 shares are issuable upon exercise of options granted to Mr. Smith under the 1996 Option Plan and 50,000 shares are issuable upon exercise of options granted to Mr. Smith in connection with his employment as President and Chief Executive Officer of the Company.
(5) Includes 2,000 shares of Common Stock held by Mr. Sebastian's wife, over which he shares voting and investment control.
(6) Includes 79,500 shares of Common Stock issuable upon exercise of options granted under the 1995 Option Plan and 100 shares of Common Stock held by the son of Mr. Sabol.
(7) Includes 40,000 shares of Common Stock issuable upon the exercise of options granted under the 1996 Option Plan.
(8) Includes 14,000 shares of Common Stock issuable upon the exercise of options granted under the 1996 Option Plan.
(9) Includes 389,616 shares of Common Stock issuable upon the exercise of options granted under the 1995 Option Plan, the 1996 Option Plan, the Directors' Option Plan and a stock option agreement between the Company and R. Murray Smith.
(10) Based on information set forth in a Schedule 13 D/A filed by Carolina First Corporation with the Securities and Exchange Commission. Carolina First Corporation's address is Post Office Box 1029, Greenville,
      South Carolina, 29602.

Carolina First Corporation

         On November 8, 1995, the Company issued a warrant (the "Carolina First Warrant") to Carolina First Corporation ("Carolina First") that entitled Carolina First to purchase an aggregate of 6,666,340 shares of Common Stock of the Company for a purchase price of approximately $0.0001 per share. The terms of the Carolina First Warrant provided, among other things, that such warrant could not be exercised by Carolina First into a number of shares of Common Stock equal to or greater than five percent of all outstanding shares of Common Stock of the Company unless Carolina First obtained the written consent of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). During 1997, Carolina First obtained the consent of the Federal Reserve Board to exercise the Carolina First Warrant in full, and at April 1, 1999, Carolina First had exercised the warrant into an aggregate of 3,195,000 shares of Common Stock of the Company (including 666,634 shares of Common Stock transferred by Carolina First to certain of its officers in late 1995). At April 1, 1999, the Carolina First Warrant was exercisable into an additional 3,471,340 shares of Common Stock of the Company. As a bank holding company, Carolina First may be required by the Federal Reserve Board to reduce its ownership of Common Stock of the Company to less than five percent of the Company's outstanding shares of Common Stock if the Company engages in any business activity determined by the Federal Reserve Board to be impermissible for a bank holding company.

Potential Change in Control

         Jeff A. Norris, a member of the Board of Directors of the Company, has advised the Company that he has sold an aggregate of approximately 2.0 million shares of Common Stock in part to reduce the amounts outstanding under a personal loan. Mr. Norris currently beneficially owns approximately 8.6 million shares of Common Stock, or approximately 29.2% of the outstanding shares of Common Stock. Of these, 5.9 million shares are pledged for such loan, which is payable on demand at any time at the discretion of the lender. The foreclosure upon and/or subsequent sale in public markets of a substantial number of shares of Common Stock owned by Mr. Norris could cause a change in control of the Company and could have an adverse effect on the market price of the Common Stock.

                               BOARD OF DIRECTORS

         The business and affairs of the Company is managed by or under the direction of the Board of Directors, as provided by Delaware law and the Company's By-Laws. The directors establish overall policies and standards for the Company and review the performance of management. The directors are kept informed of the Company's operations at meetings of the Board, through reports and analyses and through discussions with management.

Meetings of the Board

         The Board of Directors meets on a regularly scheduled basis and met nine times during the year ended December 31, 1998. During 1998, all directors participated in at least 75% of the aggregate of all meetings of the Board of Directors and of the Committees of the Board of Directors on which they served.

Committees of the Board

     The  Board  of  Directors  has   established  an  Audit   Committee  and  a
Compensation Committee. There is no nominating committee of the Board of Directors.

         The Audit Committee, established in 1996, has the authority to recommend the annual appointment of the Company's independent auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting and the adequacy of the Company's internal control procedures. The members of the Audit Committee, which met once during the year ended December 31, 1998, are Dr. Peter R. Wilson (Chairman), Robert M. Price and Edward J. Sebastian.

         The Compensation  Committee has the authority,  among other things, to:
(i) determine the cash and non-cash compensation of each of the Company's executive officers and any other employee with an annual salary in excess of $100,000; (ii) consider and recommend to the Board such general and specific employee equity and other incentives as it may from time to time deem advisable; and (iii) administer the Company's stock option plans. The members of the Compensation Committee, which met seven times during the year ended December 31, 1998, are Alan H. Fishman (Chairman), Robert M. Price and Dr. Peter R. Wilson.

Nominees for Director

         Article III, Section 2 of the By-Laws of the Company provides that the Board of Directors shall consist of at least three and no more than fifteen members, which number will be determined, from time to time, by resolution adopted by the Board of Directors of the Company. The Board of Directors has set the number of directors at six. The six persons named below are nominated to serve on the Board of Directors until the 2000 Annual Meeting of Stockholders or until their successors are elected and qualified. Each nominee is currently a director of the Company.

The age and a brief biographical description of each nominee for director are set forth below.

Alan H. Fishman (53), Chairman, has been a director of the Company since March 1995 and became Chairman of the Board in April 1996. Formerly Chief Financial Officer of Chemical Bank from 1979 to 1983, he founded Columbia Financial Partners, L.P., an investment firm that specializes in the area of financial services assets, in February 1992 and serves as its Managing Partner. Between March 1990 and February 1992, he was a Managing Partner of Adler & Shaykin, a private investment firm. Mr. Fishman earned a bachelor's degree at Brown University and a master's degree in economics at Columbia University Graduate School of Business. Mr. Fishman also serves as a member of the Board of Directors of Keyspan Energy Corporation, a public utility company.

Jeff A. Norris (38), founder of the Company, served as the Company's Chief Executive Officer from March 1994 to May 1998 and has been a director of the Company since March 1994. Mr. Norris currently is President of Jeff A. Norris and Associates, an investment and trading firm. Prior to founding the Company, Mr. Norris was employed as a salesman by Digital Equipment Corporation for nine years. Mr. Norris received a bachelor's degree in finance from the University of South Carolina and earned a Masters of Business Administration at the Fuqua School of Business at Duke University.

     Robert M. Price, Jr. (68), has served as a director of the Company since November 1994. He has been President of PSV, Inc., a technology consulting business located in Burnsville, Minnesota, since 1990. Between 1961 and 1990, Mr. Price served in various executive positions, including Chairman and Chief Executive Officer, with Control Data Corporation, a mainframe computer manufacturer and business services provider. Mr. Price is a graduate of Duke University, and earned a master's degree at the Georgia Institute of Technology. Mr. Price is a director of International Multifoods Inc., Public Service Company of New Mexico, Fourth Shift Corporation and Tupperware Corporation.

Edward J. Sebastian (52), has served as a director of the Company since July 1995. Mr. Sebastian has been Chairman of the Board and Chief Executive Officer of Resource Bancshares Mortgage Group, Inc. ("RBMG"), a publicly traded residential mortgage company, since he organized it as a division of Republic National Bank in May 1989. Mr. Sebastian has also been Chairman of the Board and Chief Executive Officer of Resource Bancshares Corporation, now a wholly owned subsidiary of RBMG, since it was founded by him in September 1986. Resource Bancshares Corporation has owned specialty asset companies engaging in commercial mortgage banking, credit card transaction processing and origination and small ticket equipment leasing. In addition, Mr. Sebastian serves as Chairman of a number of wholly owned subsidiaries of Resource Bancshares Corporation and serves as a director of First Sun South Corporation, Baker Communications Fund, Southeast Bank Fund and Founders Fund, Inc. Mr.
Sebastian earned a bachelor's degree at Pennsylvania State University.

R. Murray Smith (55), has served as a director of the Company since July 1998, and became President and Chief Executive Officer of the Company in May 1998. Before joining the Company, Mr. Smith was President and Chief Executive Officer of Adaptive Decision Systems, a firm he established in 1987, which develops custom systems for credit scoring, behavior scoring, target marketing, and fraud detection. Before founding Adaptive Decision Systems, Mr. Smith was Senior Vice President of Avco Financial Services in Irvine, California from 1983 to 1987. He was previously an executive with The St. Paul Companies in St. Paul, Minnesota from 1977 to 1983 and a consultant with McKinsey and Company from 1971 to 1977. Mr. Smith earned a Masters of Business Administration at Harvard University and a bachelor's degree from Davidson College.

     Dr. Peter R. Wilson (46), has been a director of the Company since March 1994. Mr. Wilson served as Secretary of the Company from March 1994 until February 1996 and has been an Associate Professor at the Fuqua School of Business at Duke University since September 1991. He was an Assistant Professor at New York University's Stern School of Business between January 1983 and August 1991. Dr. Wilson teaches in the areas of financial accounting, financial reporting, financial statement analysis and strategic cost management. He earned a bachelor's degree and a Ph.D., in accounting at the University of North Carolina.

Compensation of Directors

         In April 1999, the Board of Directors adopted a policy under which all non-employee directors of the Company (Messrs. Fishman, Norris, Price, Sebastian and Wilson) will receive a fee of $2,000 for each meeting attended in person and $500 for each meeting attended by teleconference. In addition, assuming the proposal to amend the 1996 Option Plan to permit non-employee directors to participate in the plan is adopted by the stockholders of the Company at the Annual Meeting, each non-employee director will also receive an annual grant, effective on the fifth business day after each annual stockholders' meeting, of an option to acquire 5,000 shares of Common Stock, beginning in 1999. Each such option will be exercisable at the closing sales price of shares of Common Stock on the business day immediately prior to the date of grant, will be immediately exercisable and will have a term of five years from the date of grant. The Board of Directors may determine to change the Company's policy for compensating non-employee directors, including the number and terms of options to be granted to directors, at any time and for any reason. All directors are reimbursed for out-of-pocket expenses incurred in attending any Board of Directors or Committee meetings.

         The Company also has adopted the Non-employee Directors' Stock Option Plan of Affinity Technology Group, Inc., (the "Directors' Option Plan"), under which directors who are not employees of the Company or any of its subsidiaries are entitled to receive an initial award ("Initial Awards") in the form of an option to purchase shares of Common Stock having an aggregate fair market value of $50,000 and a subsequent award ("Annual Awards") in each year in the form of an option to purchase shares of Common Stock having an aggregate fair market value of $15,000. The Directors' Option Plan authorizes the issuance of no more than 100,000 shares of Common Stock, and there are currently no shares of Common Stock available for grant under the Directors' Option Plan. During 1997, each of the Company's non-employee directors (Messrs. Fishman, Price, Sebastian and Wilson) was granted an Initial Award consisting of an option to purchase 12,903 shares of Common Stock of the Company at $3.88 per share under the Directors' Option Plan. During 1998, each of the Company's non-employee directors (Messrs. Fishman, Price, Sebastian and Wilson) was granted an Annual Award consisting of an option to purchase 12,097 shares of Common Stock of the Company at $1.22 per share under the Directors' Option Plan.

         During 1995, certain non-employee directors of the Company (Messrs. Fishman, Price and Sebastian) were each granted an option to purchase 10,600 shares of Common Stock at an exercise price of approximately $0.44 per share. In addition, the Company currently subleases office space in New York, New York from a partnership of which Mr. Fishman is the Managing Partner. Further, a subsidiary of the Company has entered into an agreement with RBMG, of which Mr. Sebastian serves as Chairman of the Board and Chief Executive Officer, pursuant to which a subsidiary of the Company will underwrite, process and sell mortgage loans to RBMG. See "Certain Transactions."

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

         The following table sets forth information concerning the annual and long-term compensation earned by the current and former Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (the "Named Executives") for services rendered to the Company and its subsidiaries in all capacities for the years ended December 31, 1998, 1997 and 1996.


                                                                                           Long Term
                                                                                         Compensation
                                                                                            Awards
                                                          Annual Compensation        Securities Underlying
Name and Principal Position                 Year      Salary (1)        Bonus          Options/SARs (#)
R. Murray Smith                             1998      $188,182(2)      $100,000(3)          750,000
    President and Chief Executive           1997              -                  -             -
    Officer                                 1996              -                  -             -
Jeff A. Norris                              1998        169,615                  -             -
    Former President and Chief              1997        175,000                  -             -
    Executive Officer                       1996        175,000                  -             -
Joseph A. Boyle                             1998        169,615                  -          225,000(5)
    Senior Vice President, Chief            1997        175,000                  -          102,500
    Financial Officer and Treasurer         1996         48,478          75,000(4)           67,500
John D. Rogers                              1998        169,615                  -          125,000
    Senior Vice President                   1997        175,000          44,089(4)          100,000
                                            1996        116,777                  -             -
Terrence J. Sabol, Sr.                      1998        152,692                  -          125,000
    Senior Vice President - Technology      1997        111,154                  -             -
                                            1996         85,237                  -          132,500
Paul E. Adams                               1998         72,019                  -          200,000
    Senior Vice President - Sales           1997              -                  -             -
    and Marketing                           1996              -                  -             -



-------------------

(1) Effective November 1, 1998, the Compensation Committee implemented a base salary reduction program for each executive officer of the Company. Under the program, the base salary paid to Messrs. Smith, Norris, Boyle, Rogers and Adams was reduced by 20 percent, and the base salary paid to Mr. Sabol was reduced by 10 percent. Such measures were part of the Company's overall efforts to reduce cash expenses during 1998.
(2) Mr. Smith became President and Chief Executive Officer of the Company in May 1998. In March and April 1998, Mr. Smith rendered consulting services to the Company. During 1998, Mr. Smith was paid approximately
     $56,000 pursuant to the terms of his consulting arrangement with the Company, and such amount is included in the salary shown as earned by Mr. Smith during 1998.
(3) Reflects a bonus paid in connection with Mr. Smith's employment with the Company.
(4) Reflects a relocation bonus paid in connection with Mr. Boyle's and Mr. Rogers's employment with the Company.
(5) Certain of such options were issued in exchange for outstanding options held by Mr. Boyle. See "Option Repricings."

Option/SAR Grants in Last Fiscal Year

         The following table sets forth certain information with respect to stock options granted to the Named Executives during the year ended December 31, 1998, and the hypothetical "value" of these options to the Named Executives assuming an annual compound stock price appreciation of 5% and 10% from the date such options were granted over the full option term (10 years). The actual value realized may be greater than or less than the potential realizable values set forth in the table.


                                              Individual Grants                            Potential Realizable
                        --------------------------------------------------------------
                                             Percent of                                           Value
                           Number of           Total                                    at Assumed Annual Rates of
                           Securities       Options/SARs     Exercise                          Stock Price
                           Underlying        Granted to      or Base                     Appreciation for Option
                          Options/SARs      Employees in      Price      Expiration                Term
Name                      Granted (#)       Fiscal Year       ($/Sh)        Date           5% ($)         10% ($)
----                      -----------       -----------       ------        ----       --- ------    ---  -------
R. Murray Smith           750,000 (1)          41.8%          $ 0.94      7/29/2008      $  443,370   $   1,123,588
Joseph A. Boyle           125,000 (2)           7.0%            0.94      7/29/2008          73,895         187,265
                          100,000 (3)           5.6%            0.50      10/5/2008          31,445          79,687
John D. Rogers            125,000 (2)           7.0%            0.94      7/29/2008          73,895         187,265
Terrence J. Sabol, Sr.    125,000 (2)           7.0%            0.94      7/29/2008          73,895         187,265
Paul E. Adams             200,000 (4)          11.1%            0.94      7/20/2008         118,232         299,624

----------------------- ----------------- ----------------- ----------- -------------- ------------- ---------------


(1) Such options vest and become exercisable in five equal installments on May 14, 1999, 2000, 2001, 2002 and 2003, and will immediately vest and become exercisable in the event there is a change in control of the Company.
(2) Such options vest and become exercisable in five equal installments on July 29, 1999, 2000, 2001, 2002 and 2003, and will immediately vest and become exercisable in the event there is a change in control of the Company.
(3) Such options vest and become exercisable in five equal installments on October 5, 1999, 2000, 2001, 2002 and 2003, and will immediately vest and become exercisable in the event there is a change in control of the Company. Such options were granted by the Company in exchange for options to acquire an aggregate of 100,000 shares of Common Stock held by Mr. Boyle. See "Option Repricings."
(4) Such options vest and become exercisable in five equal installments on July 7, 1999, 2000, 2001, 2002 and 2003, and will immediately vest and become exercisable in the event there is a change in control of the Company.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

         The following table sets forth the number of shares of the Company's Common Stock covered by outstanding stock options held by each of the Named Executives at December 31, 1998. None of the Named Executives exercised any outstanding options during the year ended December 31, 1998.


                                                   Number of
                                                   Securities              Value of
                                                   Underlying             Unexercised
                                                   Unexercised           In-the-Money
                                                  Options/SARs           Options/SARs
                                                  at FY-End (#)          at FY-End ($)
                                                  Exercisable/           Exercisable/
          Name                                    Unexercisable          Unexercisable
          R. Murray Smith                           -    /  750,000        $ 0 / $ 0
          Joseph A. Boyle                       14,000   /  281,000        $ 0 / $ 0
          John D. Rogers                        20,000   /  205,000        $ 0 / $ 0
          Terrence J. Sabol, Sr.                53,000   /  204,500    $ 9,625 / $ 14,437
          Paul E. Adams                             -    /  200,000        $ 0 / $ 0

Option Repricings

         The Company has historically issued stock options under the 1996 Option Plan with an exercise price equal to the market price of the Company's Common Stock on the date of grant. Accordingly, stock options provide value only when the market price of the Company's Common Stock increases over time and is in excess of the exercise price. During 1998, the Company gave certain employees, including one executive officer, the opportunity to exchange options granted under the 1996 Option Plan for new options exercisable at lower prices. Stock options that were replaced had exercise prices ranging from $2.63 to $11.88. The replacement options vest in five equal annual installments over the five year period following the date of grant.

         The following table sets forth certain information with respect to outstanding stock options held by an executive officer of the Company that were repriced during 1998. No options were repriced by the Company during any period prior to 1998. For further information with respect to such option repricing, see "Report of the Compensation Committee and President and Chief Executive Officer on Executive Compensation."


                                               Ten Year Option/SAR Repricings
                                      Number of                                                         Length of
                                      Securities      Market Price        Exercise                    Original Term
                                      Underlying       of Stock at        Price at                     Remaining at
                                     Options/SARs        Time of           Time of          New          Date of
                                     Repriced or      Repricing or      Repricing or      Exercise     Repricing or
Name                       Date      Amended (#)        Amendment       Amendment ($)      Price       Amendment(1)
----                       ----      -----------        ---------       -------------      -----       ------------
Joseph A. Boyle           10/5/98        67,500        $    0.50          $   11.88       $  0.50        7.9 Years
   Senior Vice            10/5/98        32,500             0.50               7.38          0.50        8.3 Years
   President, Chief
   Financial Officer
   and Treasurer

------------------------- -------- ----------------- ---------------- ------------------ ----------- -----------------

(1) Replacement options issued in exchange for outstanding options vest in five equal annual installments during the five year period following the date of grant (October 5, 1998), and expire ten years following the date of grant.

Compensation Committee Interlocks and Insider Participation

         No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. The Company currently sub-leases office space in New York, New York on a month-to-month basis from a partnership of which Mr. Fishman is the Managing Partner. Also, Surety Mortgage, Inc., a wholly owned subsidiary of the Company ("Surety"), has entered into an agreement with Resource Bancshares Mortgage Group, Inc. ("RBMG"), pursuant to which Surety processes mortgage loans for RBMG. Edward J. Sebastian, who served on the Compensation Committee during part of 1998, is Chairman of the Board and Chief Executive Officer of RBMG. See "Certain Transactions." R. Murray Smith, the Company's President and Chief Executive Officer, took part in the process of determining compensation paid to certain executive officers during 1998. See "Report of the Compensation Committee and President and Chief Executive Officer on Executive Compensation."

                                PERFORMANCE GRAPH

         The graph set forth below compares, for the period beginning immediately after the Company's initial public offering on April 26, 1996, the "cumulative stockholder return" to stockholders of the Company as compared with the return of The Nasdaq Stock Market Index (U.S. Companies) (the "Nasdaq Market Index") and of the Hambrecht & Quist Technology Index ("H&Q Technology Index"), the Company's industry index. "Cumulative stockholder return" has been computed assuming an investment of $100, at the beginning of the period indicated, in the Common Stock of the Company and the stock of the companies included in the Nasdaq Market Index and the H&Q Technology Index, and assuming the reinvestment of dividends.



                                                                                      Affinity Technology
                                            Nasdaq Market        H&Q Technology           Group, Inc.
                                                                         Index
                                                Index
           April 26, 1996                       $100.00               $100.00                $100.00
           June 30, 1996                         100.08                 94.08                  65.38
           September 30, 1996                    103.63                 99.87                  91.38
           December 31, 1996                     108.72                107.09                  50.00
           March 31, 1997                        102.82                102.08                  41.38
           June 30, 1997                         121.67                122.86                  29.85
           September 30, 1997                    142.24                148.90                  29.85
           December 31, 1997                     133.38                125.55                  18.31
           March 31, 1998                        156.06                152.02                  17.31
           June 30, 1998                         160.58                155.64                   6.46
           September 30, 1998                    145.38                138.35                   3.85
           December 31, 1998                     187.50                195.29                   4.85


                    REPORT OF THE COMPENSATION COMMITTEE AND
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                       ON
                             EXECUTIVE COMPENSATION

         This report has been prepared to describe the Company's executive compensation policies and the basis for the compensation earned by the Company's President and Chief Executive Officer during the year ended December 31, 1998.

Overview

         The Compensation Committee of the Board of Directors of the Company was formed in July 1995 to approve certain matters with respect to compensation paid to highly compensated employees of the Company, including executive officers. The Committee, which currently consists of three non-employee directors, has the authority, among other things, to: (i) determine the cash and non-cash compensation of each of the Company's executive officers and any other employee with an annual salary in excess of $100,000; (ii) consider and recommend to the Board such general and specific employee equity and other incentives as it may from time to time deem advisable; and (iii) administer the Company's stock option plans. The Committee currently consists of Alan H. Fishman (Chairman), Robert M. Price and Dr. Peter R. Wilson.

         The Company's executive compensation policy has been designed to attract qualified executives to fill key management positions and to offer such executives equity incentives that provide them with the right to share in any future appreciation in the market price of the Company's Common Stock. As discussed in more detail below, compensation paid to the Company's executive officers primarily reflects discussions between the Company and such officers at the time such officers were offered employment with the Company.

Components of Compensation

         Executive compensation presently consists of base salaries and options to acquire Common Stock of the Company. In addition, the Company from time to time pays relocation and other forms of signing bonuses to executives to entice them to accept employment with the Company.

         Base Salaries. As indicated above, the base salary initially paid by the Company to its executive officers primarily reflects negotiations between the  Company  and  each  such  officer  at the time  such  officer  was  offered employment with the Company. For one executive officer hired during 1998, R. Murray Smith played a role in such negotiations and determined, after consulting with certain members of the Compensation Committee, the amount of compensation to offer such individual, which amount was based primarily on base salaries paid to other executive officers of the Company, an assessment of prevailing market rates and the compensation earned by such individual in his former employment. To date, there has been no established relationship between executive compensation and operating performance or the compensation practices of peer companies. The Compensation Committee believes that competition for qualified executives in the industry in which the Company operates is intense.

         During 1998, the Compensation Committee did not increase the base salary paid to any of its executive officers. Effective November 1, 1998, the Compensation Committee implemented a base salary reduction program for each executive officer of the Company. Under such program, the base salary paid to Messrs. Smith, Norris, Boyle, Rogers and Adams was reduced by twenty percent (20%), and the base salary paid to Mr. Sabol was reduced by ten percent (10%). Such measures were part of the Company's overall efforts to reduce cash expenses during 1998.

         Options. By awarding stock options to executive officers that otherwise do not have a significant equity interest in the Company, the Company attempts to align the interests of its executive officers with those of the Company's stockholders. The Compensation Committee has not adopted any objective criteria that relate the number of options granted to executive officers to the Company's performance. However, the Company has attempted to use its option plan to offer a significant component of potential compensation paid to executive officers, many of whom the Company believes would require additional cash compensation in the absence of stock options. During 1998, the Compensation Committee determined to award additional options to certain executive officers to increase their equity interests in the Company and their participation in future stock price increases. The Compensation Committee has determined not to grant stock options to Jeff A. Norris since Mr. Norris already has a significant equity interest in the Company

Option Repricing

         In October 1998, the Compensation Committee determined to authorize the grant of options to acquire 100,000 shares of Common Stock to Joseph A. Boyle, the Company's Senior Vice President, Chief Financial Officer and Treasurer, in exchange for existing options held by Mr. Boyle to acquire 100,000 shares of the Company's Common Stock that were exercisable at prices substantially in excess of the prevailing market price of the Company's Common Stock at that time. The new options are exercisable at a price of $0.50 per share, vest in five equal annual installments over the five year period following the date of grant and expire if not exercised on the tenth anniversary of the date of grant. The options exchanged by Mr. Boyle for the new options consisted of two separate grants, one of which was awarded on September 12, 1996, and was exercisable at $11.88 per share, and the other of which was awarded on January 16, 1997, and was exercisable at $7.38 per share. The options exchanged by Mr. Boyle vested in five equal annual installments following the date of grant and expired on the tenth anniversary of the date of grant.

         The Committee's decision to authorize the repricing of options held by Mr. Boyle was based upon several factors, including the fact that options held by Mr. Boyle were exercisable at prices substantially in excess of options held by certain other executive officers. The Committee also considered the significant contributions made by Mr. Boyle to the Company, the desire to retain Mr. Boyle's services and the fact that Mr. Boyle has not received a salary increase since his employment with the Company in August 1996.

Compensation Paid to the Chief Executive Officer

         The salary and bonus paid to R. Murray Smith during 1998 reflect negotiations between the Company and Mr. Smith at the time of his employment with the Company in May 1998. However, Mr. Smith's initial base salary of $225,000 has been reduced to $180,000 to reflect the executive salary reduction program implemented in November 1998. Compensation paid to the Company's former President and Chief Executive Officer, Jeff A. Norris, reflects the same rate of base salary paid by the Company to Mr. Norris in 1997, adjusted in November 1998 to reflect the executive salary reduction program. Following the replacement of Mr. Norris as President and Chief Executive Officer in May 1998, the Company determined to retain Mr. Norris's services to assist the Company from time to time as needed. This arrangement was terminated effective May 15, 1999.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the deductible amount of compensation paid to any Named Executive unless certain actions are taken by the Company. Generally, the Company's stock option plans have been designed to qualify for a deduction without limitation under these rules. However, the Company's stock option agreement with R. Murray Smith covering 250,000 shares of Common Stock may not qualify for a deduction under Section 162(m). Due to current salary levels, the Company believes that it is unlikely that the application of these rules will prevent the Company from claiming a deduction for the amount of compensation paid to executive officers, except for compensation that may be earned by Mr. Smith under his stock option agreement.

         This report is submitted by the Compensation Committee and the President and Chief Executive Officer of the Company.

Compensation Committee:                   President and Chief Executive Officer:
         Alan H. Fishman (Chairman)       R. Murray Smith
         Robert M. Price
         Dr. Peter R. Wilson

                              CERTAIN TRANSACTIONS

         The Company currently sub-leases office space in New York, New York on a month-to-month basis from a partnership of which Mr. Fishman, a director of the Company, is the Managing Partner. The monthly rentals under the arrangement currently are $5,000. During 1998, the Company recorded aggregate lease expense of $60,000 under such lease for the twelve months ended December 31, 1998.

         During 1996, the Company entered into a lease agreement with Carolina First with respect to the rental of automated loan machines. Pursuant to a contract termination agreement between Carolina First and the Company, amounts due the Company totaling approximately $505,000 were discharged in consideration of a $50,000 payment by Carolina First to the Company and the return of the automated loan machines to the Company. Carolina First is the beneficial owner of in excess of five percent of the outstanding shares of Common Stock. See "Security Ownership of Management and Certain Beneficial Owners."

         During February 1998, Surety entered into an agreement with RBMG pursuant to which Surety underwrites and processes mortgage loans in accordance with guidelines specified by RBMG. Surety receives a fee from RBMG for the underwriting and processing services performed. During the year ended December 31, 1998, Surety processed and sold to RBMG approximately $18,300,000 in mortgage loans resulting in approximately $330,000 in revenue for Surety. Edward
J. Sebastian, who is a director of the Company, is Chairman of the Board and Chief Executive Officer of RBMG.

                           PROPOSALS TO BE VOTED UPON

Election of Directors

         The six individuals set forth under the caption "Board of Directors-Nominees for Director" have been nominated by the Board of Directors for election at the 1999 Annual Meeting of Stockholders. Each nominee for director has indicated that he is willing and able to serve as a director, if elected. However, if any nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substituted nominees as designated by the Board of Directors.

Proposal to Amend the 1996 Option Plan to Increase the Number of Shares of Common Stock Available for Issuance from 1,900,000 to 2,900,000

         In April 1999, the Board of Directors adopted an amendment to the Company's 1996 Option Plan, subject to stockholder approval at the 1999 Annual Meeting of Stockholders, to increase the number of shares of Common Stock available for issuance thereunder from 1,900,000 to 2,900,000. The Board of Directors believes that stock options are important to attract and to encourage the continued employment and service of key individuals. The purpose of this amendment is to ensure that the Company has flexibility to meet its foreseeable future needs for awards to be granted under the 1996 Option Plan. As of March 31, 1999, 1,623,650 options to purchase shares were outstanding under the 1996 Option Plan, leaving only 276,350 shares available for future stock option grants. Options outstanding at March 31, 1999 have per share exercise prices ranging from $0.50 to $7.38, or a weighted average per share exercise price of $1.55, and expire ten years from the date of grant on dates ranging from January 2007 to October 2008 (unless exercised prior to that time). At April 1, 1999, the closing sale price of the Common Stock was $1.63 per share.

         As directed by the Board of Directors, the stockholders of the Company will be asked to consider and vote on the foregoing amendment to the 1996 Option Plan. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the foregoing amendment to the 1996 Option Plan. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve this amendment. The Board of Directors recommends that the stockholders vote FOR this amendment to the 1996 Option Plan.

Proposal to Amend the 1996 Option Plan to Permit Non-employee Directors to Participate

         In April 1999, the Board of Directors adopted an amendment to the Company's 1996 Option Plan, subject to stockholder approval at the 1999 Annual Meeting of Stockholders, to permit non-employee directors to participate in the 1996 Option Plan. The purpose of this amendment is to ensure that the Company has the ability to compensate non-employee directors in stock. Currently, there are no shares of Common Stock available for issuance under the Directors' Option Plan, which formerly has been used by the Company to compensate its non-employee directors. If this amendment is adopted by the stockholders at the Annual Meeting, starting in 1999 the Company plans to grant to each non-employee director, effective on the fifth business day after each annual meeting of stockholders, an option to acquire 5,000 shares of Common Stock exercisable at the closing market price of shares of Common Stock on the business day before the date of grant. Such options will have a term of five years and will be immediately exercisable.

         As directed by the Board of Directors, the stockholders of the Company will be asked to consider and vote on the foregoing amendment to the 1996 Option Plan. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the foregoing amendment to the 1996 Option Plan. The affirmative vote of a majority of the votes present in person or represented by proxy at the 1999 Annual Meeting of Stockholders is required to approve this amendment. The Board of Directors recommends that the stockholders vote FOR this amendment to the 1996 Option Plan.

         The following table sets forth the options that would be awarded in 1999 and each year thereafter to non-employee directors if this amendment to the 1996 Option Plan is approved.


                                             New Plan Benefits
                       Non-employee Director                      Number of Shares
                       ----------------------                     ----------------
                       Alan H. Fishman                                       5,000
                       Jeff A. Norris                                        5,000
                       Robert M. Price                                       5,000
                       Edward J. Sebastian                                   5,000
                       Peter R. Wilson                                       5,000
                                                                =====================
                       Total non-employee director group                   25,000
                       ---------------------------------------- =====================


         Summary of the 1996 Option Plan

         The following is a description of the 1996 Option Plan as amended and restated in April 1999. The summary, however, does not purport to be a complete description of all of the provisions of the 1996 Option Plan.

         The purpose of the 1996 Option Plan is to encourage and enable selected individuals to acquire or to increase their holdings of Common Stock of the Company in order to promote a closer identification of their interests with those of the Company and its stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Company. Approximately 87 employees are currently eligible to participate in the 1996 Option Plan (excluding five non-employee directors who would become eligible to participate if the amendment described above is adopted by stockholders). If stockholders approve the proposed amendments to the 1996 Option Plan, options to purchase an aggregate of 1,276,350 shares of Common Stock would be available for future stock option grant under the 1996 Option Plan to employees, independent contractors and non-employee directors of the Company. It is not possible to determine at this time the awards that may be made to employees of the Company. The estimated number of options to be granted to non-employee directors is set forth above under "Proposal to Amend the 1996 Option Plan to Permit Non-employee Directors to Participate."

         The 1996 Option  Plan  permits the  granting  of both  incentive  stock options (i.e., options that meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code")) ("Incentive Options") and nonqualified stock options (i.e., options that do not meet such requirements) ("Nonqualified Options"). Options granted to employees are usually designated as Incentive Options, whereas options granted to independent contractors and non-employee directors will be Nonqualified Options.


         An Incentive Option may not have an exercise price less than the fair market value of the Common Stock on the date of grant or an exercise period that exceeds 10 years from the date of grant, and is subject to certain other limitations that allow the optionee to qualify for favorable tax treatment. Nonqualified Options may have an exercise price less than the fair market value of the underlying Common Stock on the date of grant, but like Incentive Options, are limited to an exercise period of no longer than 10 years.

         The exercise price of an option may be paid in: (i) cash; (ii) shares owned by the optionee at the time of exercise; (iii) shares of Common Stock withheld upon exercise, subject to certain limitations; or (iv) any combination of cash and shares. Shares tendered or withheld in payment upon the exercise of an option shall be valued at their fair market value on the date of exercise, as determined by the Administrator in accordance with the provisions of the 1996 Option Plan. In addition, an optionee may pay all or a portion of the exercise price by delivery of a properly executed written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

         Except to the extent, if any, as may be permitted by the Code, Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor statute or rule, an option is not transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession, and an option is exercisable during the optionee's lifetime only by the optionee. If an optionee is subject to Section 16 of the Exchange Act, shares acquired upon the exercise of an option will not, without the consent of the Administrator, be transferable (including by pledge or hypothecation) until the expiration of six months after the date the option was granted. In addition, the Administrator may impose such restrictions on any shares acquired upon exercise of options granted under the 1996 Option Plan as it may deem advisable, including, without limitation, voting restrictions, restrictions on transfer, repurchase options in the option agreement or otherwise, and transfer and other restrictions as necessary to ensure compliance with the Securities Act of 1933, as amended (the "Securities Act") and any blue sky or securities laws applicable to such shares.

         As a general matter, no option granted to an optionee who was an employee of the Company at the time of the grant may be exercised unless the optionee is, at the time of exercise, an employee of the Company and has been an employee continuously since the date the option was granted. The employment relationship of an optionee is treated as continuing intact for any period that the optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days or, if longer, as long as the optionee's right to reemployment is guaranteed either by statute or by contract. The employment relationship of an optionee will also be treated as continuing intact while the optionee is not in active service because of "disability," as defined in the 1996 Option Plan. If the employment of the optionee is terminated for any reason other than for "cause," as defined in the 1996 Option Plan, his option may be exercised to the extent exercisable on the date of such termination of employment, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the date of such termination of employment. In the event of the optionee's death, such option will be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession. If the employment of the optionee is terminated for "cause," his option will lapse and no longer be exercisable as of the effective time and date of his termination of employment as determined by the Administrator.

         Under the Company's policy for compensating non-employee directors, no option that is granted to a non-employee director may be exercised unless the optionee is a member of the Board of Directors at the time of exercise and has been a director continuously since the date of grant. However, if a director dies, any portion of his option that was exercisable at the time of death may be exercised within 180 days of the date of death. Moreover, a director generally will have 30 days following the date of any other termination of service as a director to exercise all or any portion of his options exercisable at the time of termination.

         All options granted under the 1996 Option Plan will become immediately exercisable in the event of a "change of control" of the Company, as defined in the plan. Generally, a "change in control" refers to a merger of the Company with any other corporation or any similar transaction, an event which causes any person (or a group of people acting together) to beneficially own at least 51 percent of the outstanding shares of Common Stock of the Company or a change in a majority of the Board of Directors of the Company during a twelve month period. The 1996 Option Plan may be amended or terminated by action of the Board of Directors, except that the stockholders of the Company must approve any amendment that would materially increase the number of shares that may be issued under the plan, materially change the requirements for eligibility to receive options under the plan or materially increase the benefits to participants under the plan. No option may be granted under the 1996 Option Plan after April 1, 2006.

         Generally, no income will be recognized by an optionee who receives an Incentive Option until shares of stock acquired upon the exercise of an option are sold. Upon sale of such shares, the optionee will generally be taxed. If the shares are sold more than two years from the date of grant and one year from the date of exercise, the optionee will recognize capital gains measured by the difference between the fair market value of the shares at the time of such sale and the option price. If shares are sold before expiration of the required holding periods, the optionee will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date of exercise over the option price, and any additional gain or loss on such sale will be long-term or short-term capital gain or loss, depending on the holding period. For Nonqualified Options, an optionee will not recognize any taxable income at the time of grant but will, upon exercise, recognize ordinary income measured by the excess of the then fair market value of the shares over the exercise price. Upon resale of such shares, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The Company generally will not be entitled to a tax deduction for Incentive Options but will be entitled to a tax deduction for Nonqualified Options in an amount equal to the ordinary income recognized by an optionee upon exercise of such options.

Appointment of Independent Auditors

         The firm of Ernst & Young LLP, Greenville, South Carolina, has been appointed by the Board of Directors of the Company as independent auditors for the year ending December 31, 1999, subject to ratification of that appointment by the stockholders of the Company. Ernst & Young LLP has acted as independent auditors for the Company since January 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

         The persons named on the accompanying proxy card intend to vote in favor of the ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1999, unless a contrary choice is indicated on the enclosed proxy card. The Board of Directors unanimously recommends that each stockholder vote FOR this proposal.

                            PROPOSALS BY STOCKHOLDERS

         Under certain conditions, stockholders may request the Company to include a proposal for action at a forthcoming meeting of the stockholders of the Company in the proxy material of the Company for such meeting. All proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 30, 1999, for inclusion in the Proxy Statement and proxy card relating to such meeting.

         In addition, under Article II, Section 9 of the Company's By-Laws, nominations for election as a director of the Company and proposals for stockholder action must be made in writing and be delivered or mailed to the Secretary of the Company (i) in the case of an annual meeting of stockholders that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date and (ii) in the case of an annual meeting of stockholders that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, or in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such notification must contain a written statement of the stockholder's proposal and of the reasons therefor, and, in the case of a nomination for director, nominations must contain the following information to the extent known by the notifying stockholder: (a) the name, age and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the nominee's qualifications to serve as a director; (d) the name and residence address of the notifying stockholder; and (e) the number of shares owned by the notifying stockholder. Nominations or proposals not made in accordance with these procedures may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposal may be disregarded.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, and persons who own more than 10% of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of the copies of such reports furnished to the Company by such persons and their written representations that such reports accurately reflect all reportable transactions and holdings, the Company believes that during 1998, all such persons filed such reports on a timely basis, with the following exceptions: Alan H. Fishman, a director of the Company, reported late on a Form 4 filed on January 27, 1999, one purchase of Common Stock made in December 1998, and John D. Rogers, an executive officer of the Company, reported late on a Form 4 filed on February 8, 1999, seven sales of Common Stock made during January, May and July of 1998.

                                  OTHER MATTERS

         The management of the Company knows of no other business which will be presented for consideration at the Annual Meeting. However, if other matters are properly presented at the meeting, it is the intention of the persons named on the accompanying proxy card to vote such proxies in accordance with their best judgment.

                                 By  order  of the  Board of Directors.
                                 /s/ R. Murray Smith
                                 R. Murray Smith
                                 President and Chief Executive Officer

April 28, 1999



Appendix A

                                   PROXY CARD
                         AFFINITY TECHNOLOGY GROUP, INC.
                          1201 Main Street, 20th Floor
                             Columbia, SC 29201-3201

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alan H. Fishman and R. Murray Smith, as agents, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Affinity Technology Group, Inc. held by the undersigned on April 1, 1999 at the 1999 Annual Meeting of the Stockholders to be held on May 28, 1999 at 10:00 a.m. at the Columbia Museum of Art, corner of Main and Hampton Streets, Columbia, South Carolina, and at any adjournment thereof.

                                (see other side)
                              FOLD AND DETACH HERE

================================================================================
[X]      Please mark your votes as indicated in this example.
================================================================================

1.        ELECTION OF DIRECTORS

         [  ]  FOR all nominees listed
               (except as marked to the contrary)

         [  ]  WITHHOLD AUTHORITY
               to vote for all nominees listed

         (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
          --------------------------------------------
          Alan H. Fishman, Jeff A. Norris, Robert M. Price, Jr.,
          Edward J. Sebastian, R. Murray Smith, Peter R. Wilson

2. PROPOSAL TO APPROVE AMENDMENT OF THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER FROM 1,900,000 TO 2,900,000.

         [  ]  FOR                  [  ]  AGAINST             [  ]  ABSTAIN

3. PROPOSAL TO APPROVE AMENDMENT OF THE 1996 STOCK OPTION PLAN TO PERMIT PARTICIPATION BY NON-EMPLOYEe DIRECTORS.

         [  ]  FOR                  [  ]  AGAINST             [  ]  ABSTAIN

4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS, FOR THE YEAR ENDING DECEMBER 31, 1999.

         [  ]  FOR                  [  ]  AGAINST             [  ]  ABSTAIN

5. IN THEIR DISCRETION, THE PROXY AGENTS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy, when properly dated and executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all the nominees for director named above and for Proposals 2, 3 and 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

------------------------------------------
Signature

------------------------------------------
Signature if held jointly

DATED: ______________________________ , 1999
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
                              FOLD AND DETACH HERE